CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS NET INCOME OF $4.2 MILLION AND EPS OF $0.29 AFTER ONE-TIME EXPENSES; BALANCE SHEET GROWTH REMAINS STRONG AS LOANS GROW 12% AND DEPOSITS INCREASE 8%

July 29, 2015 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $4.2 million, or $0.29 per diluted common share, for the quarter ended June 30, 2015 compared to $5.1 million, or $0.35 per diluted common share, for the second quarter of 2014. The results for the quarter were impacted by certain one-time and accelerated expenses totaling $1.8 million after tax, or $0.13 per diluted common share offset partially by after-tax securities gains of $289,000, or $0.02 per diluted common share. The Company also reported net loan growth of $217.0 million, or 12%, over the past twelve months and total deposit growth of $181.7 million, or 8%, for the same period.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Six Months Ended
			%			%
	06/30/15	06/30/14	Change	06/30/15	06/30/14	Change
Total assets	$3,001.4	$2,868.9	5%

Total loans (net)	2,044.6	1,827.5	12%

Total deposits	2,368.7	2,187.0	8%

Total revenues	$34.0	$31.5	8%	$67.6	$61.9	9%

Net income	4.2	5.1	(18)%	9.9	10.0	(1)%

Adjusted net income*	5.7	5.1	13%	11.7	10.0	16%

Diluted net income per common share	$0.29	$0.35	(17)%	$0.68	$0.70	(3)%

Adjusted diluted net income per common share*	0.40	0.35	14%	0.80	0.70	14%
* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

"We continue to work hard at and are pleased with the strength of our balance sheet as evidenced by solid loan growth of 12% and deposit growth of 8%" said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "While our net income for the quarter was impacted by the acceleration of certain one-time expenses, our revenue growth continues to increase and we continue to focus on disciplined core noninterest expense management."

"As part of our commitment to enhancing shareholder returns, I am pleased to announce that on July 24, 2015, Metro's board of directors declared a third quarter cash dividend of $0.07 per common share, payable August 26, 2015 to shareholders of record on August 7, 2015."

Income Statement Highlights

•
The Company recorded net income of $4.2 million, or $0.29 per diluted common share, for the second quarter of 2015 compared to net income of $5.1 million, or $0.35 per diluted common share for the same period one year ago; a $904,000, or 18%, decrease. Exclusive of net gains on sales of securities and certain nonrecurring expenses, adjusted net income was $5.7 million*, or $0.40 per diluted common share*, for the second quarter of 2015 compared to $5.1 million, or $0.35 per diluted common share, for the same period one year ago. Net income for the first six months of 2015 totaled $9.9 million, or $0.68 per diluted common share; down $126,000, or 1%, from $10.0 million, or $0.70 per diluted common share, recorded for the first half of 2014. Adjusted net income for the first six months of 2015 totaled $11.7 million*, or $0.80 per diluted common share*, compared to $10.0 million, or $0.70 per diluted common share, recorded for the first half of 2014.

•
Net income for the second quarter of 2015 was negatively impacted by several nonrecurring noncash expenses, including (1) $1.4 million of accelerated stock-based compensation expense due to the immediate vesting of all outstanding employee stock options triggered by a provision in the Company's Employee Stock Option and Restricted Stock Plan, (2) a $499,000 write-off of pre-construction costs related to a terminated land lease agreement for a planned future store, and (3) $462,000 of accelerated depreciation expense due to closing two stores (as previously announced). These expenses were partially offset by $444,000 net gains on sales of securities during the second quarter of 2015.

•
Total revenues (net interest income plus noninterest income) for the second quarter of 2015 were $34.0 million, up $2.5 million, or 8%, over total revenues of $31.5 million for the same quarter one year ago and were up $377,000, or 1%, over total revenues of $33.6 million for the previous quarter. Total revenues for the first half of 2015 increased $5.7 million, or 9%, over the first half of 2014.

•
Return on average stockholders' equity (ROE) was 6.21% for the second quarter of 2015 compared to 8.30% for the same period last year and to 8.62% the previous quarter. Exclusive of net gains on sales of securities and certain nonrecurring expenses, adjusted ROE was 8.52%* for the second quarter of 2015 compared to 8.30% for the same period last year. ROE for the first six months of 2015 was 7.41%, compared to 8.36% for the first six months of 2014. Adjusted ROE for the first half of 2015 was 8.73%* compared to 8.35% for the first six months of 2014.

•
The Company's net interest margin on a fully-taxable basis for the second quarter of 2015, was 3.66%, compared to 3.70% recorded in the first quarter of 2015 and 3.59% for the second quarter of 2014. The Company's deposit cost of funds for the second quarter was 0.26%, the same as the previous quarter and for the same period one year ago.

•
The provision for loan losses totaled $2.6 million for the second quarter of 2015, compared to $1.5 million for the previous quarter and compared to $1.1 million for the second quarter one year ago. The provision for the first half of 2015 was up $2.1 million, or 105%, over the first half of 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

•
Noninterest expenses for the second quarter of 2015 were $25.0 million, up $1.1 million, or 5%, over the previous quarter and up $1.9 million, or 8%, over the same quarter last year. Total noninterest expenses for the first six months of 2015 were up $3.0 million, or 7%, compared to the first half of 2014. The increase for both the second quarter and the first half of 2015 are primarily related to the three nonrecurring events previously mentioned.

•	The efficiency ratio for the second quarter of 2015 was 73.4% compared to 71.0% for the previous quarter and 73.1% for the second quarter of 2014.

Balance Sheet Highlights

•	Loan growth continues to be strong as net loans grew $66.6 million, or 3% (nonannualized), on a linked quarter basis to $2.04 billion and were up $217.0 million, or 12%, over the second quarter 2014.

•	Nonperforming assets were 1.39% of total assets at June 30, 2015, compared to 1.43% of total assets for the previous quarter and compared to 1.42% of total assets one year ago.

•
Total deposits at June 30, 2015 were $2.37 billion, up $181.7 million, or 8%, compared to same time last year. Total core deposits grew $152.1 million, or 7%, over the past twelve months and totaled $2.19 billion at June 30, 2015.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.20%, a common equity tier 1 ratio of 11.82% and a total risk-based capital ratio of 13.02%.

•
Stockholders' equity totaled $267.0 million, or 9% of total assets, at the end of the second quarter 2015, up $18.2 million, or 7%, over the past twelve months. At June 30, 2015, the Company's book value per common share was $18.98, down slightly from $19.04 per common share at March 31, 2015 but up $1.53, or 9%, per common share over June 30, 2014. The market price of Metro's common stock increased by 13%, over the past twelve months from $23.12 per common share at June 30, 2014 to $26.14 per common share at June 30, 2015.

Income Statement Overview

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Total revenues	$34,003	$31,490	8%	$67,629	$61,903	9%
Provision for loan losses	2,600	1,100	136	4,100	2,000	105
Total noninterest expenses	24,954	23,021	8	48,831	45,803	7
Net income	4,177	5,081	(18)	9,899	10,025	(1)
Adjusted net income*	5,726	5,081	13	11,658	10,018	16
Diluted net income per common share	$0.29	$0.35	(17)%	$0.68	$0.70	(3)%
Adjusted diluted net income per common share*	0.40	0.35	14	0.80	0.70	14
Cash dividends per common share	0.07	—	—	0.14	—	—
Efficiency ratio	73.4%	73.1%		72.2%	74.0%

Metro recorded net income of $4.2 million, or $0.29 per diluted common share, for the second quarter of 2015 compared to net income of $5.1 million, or $0.35 per diluted common share, for the second quarter of 2014. Exclusive of net gains on sales of securities and certain nonrecurring expenses, adjusted net income was $5.7 million*, or $0.40 per diluted common share*, for the second quarter of 2015 compared to $5.1 million, or $0.35 per diluted common share, for the same period one year ago.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Net income for the first six months of 2015 was $9.9 million compared to $10.0 million recorded in the first six months of 2014, down 1%. Earnings per diluted common share for the first half of 2015 were $0.68 compared to $0.70 for the same period last year, a 3% decrease. Adjusted net income for the first six months of 2015 totaled $11.7 million*, or $0.80 per diluted common share*, compared to $10.0 million, or $0.70 per diluted common share, recorded for the first half of 2014.

Total revenues (net interest income plus noninterest income) for the second quarter of 2015 were $34.0 million, up $2.5 million, or 8%, over the second quarter of 2014. Total revenues for the first six months of 2015 were $67.6 million, up $5.7 million, or 9%, over the first half of 2014.

Noninterest expenses for the quarter totaled $25.0 million, up $1.9 million, or 8%, compared to the same period in 2014. On a linked quarter basis, total noninterest expenses were up $1.1 million, or 5%, over the first quarter of 2015. Total noninterest expenses for the first half of 2015 were $48.8 million, up $3.0 million, or 7%, over the same period last year. The increase for both the second quarter and the first half of 2015 are primarily related to the three nonrecurring events previously mentioned.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2015 totaled $25.6 million, up $1.6 million, or 7%, over the second quarter of 2014. For the first six months of 2015, net interest income totaled $51.6 million versus $47.3 million for the same period in 2014, a $4.3 million, or 9%, increase.

Average interest-earning assets for the second quarter of 2015 totaled $2.83 billion versus $2.87 billion for the previous quarter and were up $106.9 million, or 4%, over the second quarter of 2014. Average loans receivable increased by $217.8 million, or 12%, and average investment securities balances decreased by $110.9 million, or 12%, from the second quarter of last year. Average interest-bearing deposits totaled $1.87 billion for the second quarter of 2015, up $181.6 million, or 11%, over the same period of 2014 and average noninterest-bearing deposits for the second quarter 2015 were $532.3 million, up $55.6 million, or 12%, over the second quarter last year. Average interest-earning assets for the first six months of 2015 totaled $2.85 billion versus $2.70 billion for the first six months of 2014, an increase of $149.0 million, or 6%.

The net interest margin for the second quarter of 2015 was 3.59%, down 4 basis points (bps) from the 3.63% recorded for the previous quarter but up 9 bps over the 3.50% recorded in the second quarter one year ago. The net interest margin on a fully-taxable basis for the second quarter of 2015 was 3.66%, down 4 bps from the previous quarter but up 7 bps compared to the second quarter of 2014. Net interest income and the net interest margin in the first quarter of 2015 were higher due to the receipt by Metro of a special dividend of $555,000 paid in the first quarter by the Federal Home Loan Bank.

The net interest margin for the first half of 2015 was 3.61%, up 12 bps over the 3.49% recorded for the first six months of 2014. On a fully-taxable basis, the net interest margin for the first six months of 2015 was 3.68%, up 10 bps compared to 3.58% for the first half of 2014.

Metro's deposit cost of funds for the second quarter of 2015 was 0.26%, compared to the same amount for the previous quarter, and the second quarter one year ago. Metro's deposit cost of funds of 0.26% stayed the same in the first six months of 2015 compared to the same period in 2014. The total cost of all funding sources for the second quarter of 2015 was 0.28%, compared to the same amount for the previous quarter and 0.31% for the same period in 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Change in Net Interest Income and Rate/Volume Analysis

The increase in net interest income on a fully tax-equivalent basis for the second quarter and for the first six months of 2015 over the same periods of 2014 was primarily due to an increase in the level of interest-earning assets as shown in the table below.

(dollars in thousands)	Tax-equivalent net interest income
2015 vs. 2014	Volume Change	Rate Change	Total Increase	% Increase
2nd Quarter	$1,927	$(409)	$1,518	6%
Six Months	$4,409	$(209)	$4,200	9%

Noninterest Income

Noninterest income for the second quarter of 2015 totaled $8.4 million, up $939,000, or 13%, over the second quarter one year ago. Card, service charges and other noninterest income for the second quarter were $7.5 million, an increase of $159,000, or 2%, over the second quarter last year. Gains on the sale of loans totaled $474,000 for the second quarter of 2015 versus $138,000 for the same period in 2014. Net gains on investment securities totaled $444,000 for the second quarter of 2015. There were no sales or calls of investment securities for the second quarter of 2014.

Noninterest income for the first six months of 2015 increased $1.4 million, or 10%, compared to the first half of 2014. Card, service charges and other noninterest income were $14.6 million, an increase of $350,000, or 2%, compared to the same period in 2014, while gains on sales of loans were $945,000 for the first half of 2015 versus $274,000 for the first six months of 2014, up 245%. Net gains on sales of securities for the first six months of 2015 were $416,000 compared to $11,000 for the first half of 2014.

The breakdown of noninterest income for the second quarter and for the first six months of 2015 and 2014, respectively, is shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2015	2014	% Increase	2015	2014	% Increase
Card, service charges and other noninterest income	$7,516	$7,357	2%	$14,638	$14,288	2%
Gains on sales of loans	474	138	243	945	274	245
Net gains on sales of securities	444	—	—	416	11	3,682
Total noninterest income	$8,434	$7,495	13%	$15,999	$14,573	10%

Noninterest Expenses

Noninterest expenses for the second quarter of 2015 were $25.0 million, up $1.1 million, or 5%, on a linked quarter basis, and up $1.9 million, or 8%, compared to the second quarter one year ago. For the first six months of 2015, noninterest expense totaled $48.8 million, up $3.0 million, or 7%, over $45.8 million recorded for the first half of 2014.

Due to the immediate vesting of all outstanding options under the 2006 Employee Stock Option and Restricted Stock Plan (the Plan), Metro recorded accelerated stock-based compensation expenses totaling $1.4 million during the second quarter of 2015. A total of $823,000 of this expense is not deductible for federal tax purposes. The accelerated vesting was triggered by a provision in the Plan which provided for such acceleration upon a change in the identity of at least four (4) members of the board of directors or the addition of four (4) or more new members to the board of directors, or any combination of the foregoing, within any two (2) consecutive calendar year periods. As a result of this full acceleration charge, Metro will not recognize any further compensation expense related to these vested options in future periods.

Metro had previously entered into a land lease for the premises located at the corner of Airport Rd & Rt. 501 (Lititz Pike), Manheim Township, Lancaster County, Pennsylvania, where Metro had planned to construct a full-service store. During the second quarter of 2015, the lease was terminated without penalty.  As a result, Metro wrote off $499,000 of accumulated costs associated with pre-construction activities, including site studies and plans as well as engineering and legal costs.

As previously announced in April 2015, Metro permanently closed two stores effective June 30, 2015.  As a result of these store closures, Metro accelerated the remaining depreciation on certain assets at these locations during the first and second quarters of 2015.  The accelerated depreciation recognized in occupancy and equipment expense totaled $462,000 during the second quarter of 2015 and $755,000 during the six months ended June 30, 2015. Beginning in the third quarter of 2015, Metro will experience a reduction in total occupancy and equipment expenses as the stores are no longer in operation.

The breakdown of noninterest expenses for the second quarter and for the first six months of 2015 and 2014, respectively, are shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2015	2014	% Change	2015	2014	% Change
Salaries and employee benefits	$12,084	$11,055	9%	$22,963	$22,482	2%
Occupancy and equipment	3,370	3,098	9	6,595	6,603	—
Advertising and marketing	398	376	6	762	769	(1)
Data processing	3,692	3,320	11	7,230	6,570	10
Regulatory assessments and related costs	556	584	(5)	1,123	1,153	(3)
Loan expense	206	881	(77)	1,608	1,016	58
Professional services	591	301	96	1,459	602	142
Other expenses	4,057	3,406	19	7,091	6,608	7
Total noninterest expenses	$24,954	$23,021	8%	$48,831	$45,803	7%

Excluding the impact of the three above mentioned nonrecurring expenses, total noninterest expenses for the second quarter and first six months of 2015 would have been $22.6 million and $46.2 million, respectively.

Balance Sheet

	As of June 30,
(dollars in thousands)	2015	2014	% Increase
Total assets	$3,001,357	$2,868,928	5%
Total loans (net)	2,044,570	1,827,544	12
Total deposits	2,368,688	2,186,980	8
Total core deposits	2,188,381	2,036,308	7
Total stockholders' equity	266,981	248,770	7

Lending

Gross loans receivable totaled $2.1 billion at June 30, 2015, an increase of $218.6 million, or 12%, over June 30, 2014. The composition of the Company's loan portfolio at June 30, 2015 and June 30, 2014 was as follows:

(dollars in thousands)	June 30, 2015	% of Total	June 30, 2014	% of Total	$ Change	% Change
Commercial and industrial	$591,860	28%	$467,587	25%	$124,273	27%
Commercial tax-exempt	58,319	3	76,674	4	(18,355)	(24)
Owner occupied real estate	313,377	15	308,708	17	4,669	2
Commercial construction and land development	136,354	7	130,449	7	5,905	5
Commercial real estate	625,344	30	544,544	29	80,800	15
Residential	122,838	6	103,564	6	19,274	19
Consumer	222,349	11	220,289	12	2,060	1
Gross loans receivable	$2,070,441	100%	$1,851,815	100%	$218,626	12%

The Company experienced loan growth in every major category over the past twelve months except for commercial tax-exempt loans which represent the smallest segment of Metro's loan portfolio. On a linked-quarter basis, total net loans increased by $66.7 million, or 3% (nonannualized).

Asset Quality

The Company's asset quality ratios are shown below:

	Quarter ended
	June 30, 2015	March 31, 2015	June 30, 2014
Nonperforming assets/total assets	1.39%	1.43%	1.42%
Net loan charge-offs (annualized)/average total loans	0.49%	0.15%	0.17%
Allowance for loan losses/total loans	1.25%	1.29%	1.31%
Nonperforming loan coverage	72%	74%	66%
Nonperforming assets/capital and allowance for loan losses	14%	14%	15%

Nonperforming loans totaled $35.8 million at June 30, 2015, an increase of $1.1 million from March 31, 2015, while foreclosed asset balances decreased by $2.0 million to $6.0 million. Compared to June 30, 2014, nonperforming loans decreased $840,000, or 2%, and foreclosed assets increased $2.0 million, or 49%.

Total nonperforming assets decreased during the second quarter of 2015 by $860,000, or 2%, to $41.8 million, or 1.39%, of total assets at June 30, 2015, compared to $42.7 million, or 1.43%, of total assets at March 31, 2015. Nonperforming assets were up $1.1 million, or 3%, over the past year, compared to $40.7 million, or 1.42% of total assets at June 30, 2014.

At June 30, 2015, foreclosed assets totaling $2.0 million were under contract to be sold with no additional net loss to the Company expected.

Net loan charge-offs totaled $2.5 million for the second quarter of 2015, composed of $2.6 million in gross loan charge-offs offset partially by $82,000 in recoveries. Three different relationships accounted for $1.9 million, or 75%, of the total net charge-offs for the second quarter. Total net loan charge-offs for the first six months of 2015 were $3.2 million, or 0.32%, of average loans outstanding compared to $839,000, or 0.09%, for the first half of 2014.

The Company recorded a provision for loan losses of $2.6 million for the second quarter of 2015 as compared to $1.5 million for the previous quarter and $1.1 million recorded in the second quarter of 2014. The allowance for loan losses (allowance or ALL) totaled $25.9 million as of June 30, 2015, compared to $25.8 million at March 31, 2015 and $24.3 million at June 30, 2014. The allowance represented 1.25% of gross loans outstanding at June 30, 2015, compared to 1.29% at March 31, 2015 and 1.31% at June 30, 2014.

Deposits

The Company's deposit balances at June 30, 2015 were $2.37 billion, compared to total deposits of $2.19 billion one year ago.

The change in core deposits over the past twelve months by type of account is as follows:

	As of June 30,
(dollars in thousands)	2015	2014	% Change	2nd Quarter 2015 Cost of Funds
Demand noninterest-bearing	$569,663	$508,012	12%	0.00%
Interest checking and money market	989,940	931,393	6	0.26
Savings	497,442	474,416	5	0.27
Subtotal	2,057,045	1,913,821	7	0.20
Time	131,336	122,487	7	1.11
Total core deposits	$2,188,381	$2,036,308	7%	0.25%

Total core deposits, excluding time deposits, increased $143.2 million, or 7%, over the past twelve months. The cost of core deposits, excluding time deposits, during the second quarter of 2015 was 0.20%, the same amount as the previous quarter and down 1 basis point (bp) from the second quarter one year ago. The cost of total core deposits for the second quarter of 2015 was 0.25%, down 1 bp from both the previous quarter and the second quarter of 2014.

Change in total core deposits by type of customer was as follows:

	June 30,	% of	June 30,	% of	%
(dollars in thousands)	2015	Total	2014	Total	Change
Consumer	$1,057,058	48%	$996,772	49%	6%
Commercial	805,433	37	725,106	36	11
Government	325,890	15	314,430	15	4
Total	$2,188,381	100%	$2,036,308	100%	7%

Total consumer core deposits increased by $60.3 million, or 6%, and total commercial core deposits grew by $80.3 million, or 11%, over the past twelve months.

Investments

At June 30, 2015, the Company's investment portfolio totaled $765.2 million, down $43.9 million, or 5%, on a linked quarter basis and down $79.6 million, or 9%, compared to June 30, 2014. The Company continues to redirect regular monthly cash flows from its investment portfolio into higher yield loan growth at this time. Detailed below is information regarding the composition and characteristics of the portfolio at June 30, 2015:

Product description	Available for sale	Held to maturity	Total
(dollars in thousands)
U.S. Government agency securities	$32,946	$149,122	$182,068
Mortgage-backed securities:
Residential mortgage-backed securities	55,819	11,741	67,560
Agency collateralized mortgage obligations	296,103	174,921	471,024
Corporate debt securities	—	5,000	5,000
Municipal securities	29,878	9,702	39,580
Total	$414,746	$350,486	$765,232
Duration (in years)	4.8	5.4	5.1
Average life (in years)	5.4	6.3	5.8
Quarterly average yield (annualized)	2.28%	2.50%	2.37%

At June 30, 2015, the after-tax unrealized loss on the Company's available for sale portfolio was $5.6 million, as compared to an after-tax unrealized loss of $3.9 million at December 31, 2014 and compared to an after-tax unrealized loss of $8.8 million at June 30, 2014.

Capital

Stockholders' equity at June 30, 2015 totaled $267.0 million, compared to $248.8 million at June 30, 2014. Return on average stockholders' equity (ROE) for the second quarter of 2015 was 6.21%, compared to 8.62% for the previous quarter and 8.30% for the second quarter last year. Exclusive of net gains on sales of securities and certain nonrecurring expenses, adjusted ROE was 8.52%* for the second quarter of 2015 compared to 8.30% for the same period last year. ROE for the first six months of 2015 was 7.41%, compared to 8.36% for the first half of 2014. Adjusted ROE for the first half of 2015 was 8.73%* compared to 8.35% for the first six months of 2014.

The Company's capital ratios at June 30, 2015 and 2014 were as follows:

	6/30/2015	6/30/2014	Regulatory guidelines “well capitalized”
Leverage ratio	9.20%	9.57%	5.00%
CET1	11.82	n/a	6.50
Tier 1 (risk-based)	11.86	13.36	8.00
Total capital (risk-based)	13.02	14.55	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

During the first six months of 2015, the Company repurchased 288,900 shares of its common stock as part of its previously announced stock buyback program which began late in the fourth quarter of 2014. Total shares repurchased to date under this program are 301,200.

At June 30, 2015, the Company's book value per common share was $18.98, compared to $17.45 one year ago, up 9%.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

The market price of the Company's common stock increased by 13% from $23.12 per common share at June 30, 2014 to $26.14 per common share at June 30, 2015.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in laws and regulations affecting the financial services industry (including laws concerning taxes, banking, securities and insurance as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements and prudential standards;

•	changes in regulatory policies on positions relating to capital distributions;

•	our ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	our continued relationships with major customers;

•	the effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.
Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (SEC).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and the Company disclaims any obligation to update this information.

Statement Regarding Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The tables that follow present reconciliations of certain non-GAAP measures to the most directly comparable GAAP measures. These reconciliations exclude certain nonrecurring charges incurred during the three and six months ended June 30, 2015, which the Company believes do not reflect the operating performance of the Company during those periods. These nonrecurring charges include (1) stock-based compensation expense related to the immediate vesting of all outstanding employee stock options during the second quarter of 2015, (2) a write-off during the second quarter of 2015 of pre-construction costs related to a terminated land lease agreement for a planned future store, and (3) accelerated depreciation expense recognized during the three and six months ended June 30, 2015 due to closing two stores. There have not been similar nonrecurring charges within the prior two years and, based on current information, the Company believes these charges are not reasonably likely to recur within two years. Additionally, these reconciliations exclude net gains from the sales of securities for all periods presented. The Company’s management uses these non-GAAP measures to evaluate the performance of the Company and believes this presentation also increases the comparability of period-to-period results.
The Company believes these non-GAAP measures, in addition to GAAP measures, provide useful information for investors to evaluate the Company’s results. These non-GAAP measures should not be considered a substitute for GAAP measures, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies.

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Adjusted net income reconciliation:
Net income	$4,177	$5,081	$9,899	$10,025
Nonrecurring charges, net of tax:
Accelerated vesting of employee stock options(1)	1,214	—	1,214	—
Accelerated depreciation expense for two store closures(1)	300	—	491	—
Pre-construction costs of cancelled planned store(1)	324	—	324	—
Total nonrecurring charges, net of tax	1,838	—	2,029	—
Net gains on sales of securities, net of tax(1)	(289)	—	(270)	(7)
Adjusted net income(2)	$5,726	$5,081	$11,658	$10,018

Adjusted diluted net income per common share reconciliation:
Diluted net income per common share	$0.29	$0.35	$0.68	$0.70
Nonrecurring charges, net of tax:
Accelerated vesting of employee stock options(1)	0.09	—	0.09	—
Accelerated depreciation expense for two store closures(1)	0.02	—	0.03	—
Pre-construction costs of cancelled planned store(1)	0.02	—	0.02	—
Total nonrecurring charges, net of tax	0.13	—	0.14	—
Net gains on sales of securities, net of tax(1)	(0.02)	—	(0.02)	—
Adjusted diluted net income per common share(2)	$0.40	$0.35	$0.80	$0.70

Adjusted return on average stockholders' equity reconciliation:
Adjusted net income(2)	$5,726	$5,081	$11,658	$10,018
Average stockholders' equity	269,711	245,650	269,429	241,927
Adjusted return on average stockholders' equity(2)	8.52%	8.30%	8.73%	8.35%

(1) Assumes a 35% tax rate. The accelerated vesting of employee stock options resulted in a pretax expense of $1.4 million during the second quarter of 2015, $823,000 of which is not deductible for federal tax purposes.
(2) Non-GAAP measure.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					For the
	Three months ended					Six months ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
(dollars in thousands, except per share amounts)	2015	2015	Change	2014	Change	2015	2014	Change
Income Statement Data:
Net interest income	$25,569	$26,061	(2)%	$23,995	7%	$51,630	$47,330	9%
Provision for loan losses	2,600	1,500	73	1,100	136	4,100	2,000	105
Noninterest income	8,434	7,565	11	7,495	13	15,999	14,573	10
Total revenues	34,003	33,626	1	31,490	8	67,629	61,903	9
Noninterest expenses	24,954	23,877	5	23,021	8	48,831	45,803	7
Net income	4,177	5,722	(27)	5,081	(18)	9,899	10,025	(1)
Per Common Share Data:
Net income per common share:
Basic	$0.29	$0.40	(28)%	$0.36	(19)%	$0.70	$0.70	—%
Diluted	0.29	0.39	(26)	0.35	(17)	0.68	0.70	(3)
Cash dividends per common share	0.07	0.07	—	—	—	0.14	—	—
Book value	18.98	19.04	—	17.45	9
Weighted-average common shares outstanding:
Basic	14,112	14,168		14,184		14,140	14,172
Diluted	14,373	14,437		14,387		14,412	14,366
Balance Sheet Data:
Total assets	$3,001,357	$2,974,615	1%	$2,868,928	5%
Loans receivable (net)	2,044,570	1,977,955	3	1,827,544	12
Allowance for loan losses	25,871	25,755	—	24,271	7
Investment securities	765,232	809,107	(5)	844,856	(9)
Total deposits	2,368,688	2,411,519	(2)	2,186,980	8
Core deposits	2,188,381	2,235,292	(2)	2,036,308	7
Stockholders' equity	266,981	270,764	(1)	248,770	7
Capital:
Total stockholders' equity to assets	8.90%	9.10%		8.67%
Leverage ratio	9.20	9.05		9.57
Risk-based capital ratios:
CET1	11.82	12.23		n/a
Tier 1	11.86	12.27		13.36
Total Capital	13.02	13.48		14.55
Performance Ratios:
Deposit cost of funds	0.26%	0.26%		0.26%		0.26%	0.26%
Cost of funds	0.28	0.28		0.31		0.28	0.31
Net interest margin	3.59	3.63		3.50		3.61	3.49
Return on average assets	0.57	0.77		0.72		0.67	0.72
Return on average stockholders' equity	6.21	8.62		8.30		7.41	8.36
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.49%	0.15%		0.17%		0.32%	0.09%
Nonperforming assets to total period-end assets	1.39	1.43		1.42
Allowance for loan losses to total period-end loans	1.25	1.29		1.31
Allowance for loan losses to period-end nonperforming loans	72	74		66
Nonperforming assets to capital and allowance for loan losses	14	14		15

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$57,678	$42,832
Securities, available for sale at fair value	414,746	528,038
Securities, held to maturity at cost (fair value 2015: $345,774; 2014: $319,923)	350,486	324,994
Loans, held for sale	5,610	4,996
Loans receivable, net of allowance for loan losses (allowance 2015: $25,871; 2014: $24,998)	2,044,570	1,973,536
Restricted investments in bank stock	17,793	15,223
Premises and equipment, net	73,318	75,182
Other assets	37,156	32,771
Total assets	$3,001,357	$2,997,572

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$569,663	$478,724
Interest-bearing	1,799,025	1,901,948
Total deposits	2,368,688	2,380,672
Short-term borrowings	322,675	333,475
Long-term debt	25,000	—
Other liabilities	18,013	17,902
Total liabilities	2,734,376	2,732,049
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 aggregate liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued shares 2015: 14,310,602; 2014: 14,232,844; outstanding shares 2015: 14,009,402; 2014: 14,220,544)	14,311	14,233
Surplus	163,248	160,588
Retained earnings	102,369	94,496
Accumulated other comprehensive loss	(5,616)	(3,875)
Treasury stock, at cost (common shares 2015: 301,200; 2014: 12,300)	(7,731)	(319)
Total stockholders' equity	266,981	265,523
Total liabilities and stockholders' equity	$3,001,357	$2,997,572

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income
Loans receivable, including fees:
Taxable	$22,124	$19,938	$43,727	$39,148
Tax-exempt	680	834	1,409	1,695
Securities:
Taxable	4,362	5,018	9,707	10,064
Tax-exempt	241	191	481	381
Total interest income	27,407	25,981	55,324	51,288
Interest Expense
Deposits	1,560	1,401	3,107	2,835
Short-term borrowings	195	278	434	509
Long-term debt	83	307	153	614
Total interest expense	1,838	1,986	3,694	3,958
Net interest income	25,569	23,995	51,630	47,330
Provision for loan losses	2,600	1,100	4,100	2,000
Net interest income after provision for loan losses	22,969	22,895	47,530	45,330
Noninterest Income
Card, service charges and other noninterest income	7,516	7,357	14,638	14,288
Net gains on sales of loans	474	138	945	274
Net gains on sales of securities	444	—	416	11
Total noninterest income	8,434	7,495	15,999	14,573
Noninterest Expenses
Salaries and employee benefits	12,084	11,055	22,963	22,482
Occupancy and equipment	3,370	3,098	6,595	6,603
Advertising and marketing	398	376	762	769
Data processing	3,692	3,320	7,230	6,570
Regulatory assessments and related costs	556	584	1,123	1,153
Loan expense	206	881	1,608	1,016
Professional services	591	301	1,459	602
Other	4,057	3,406	7,091	6,608
Total noninterest expenses	24,954	23,021	48,831	45,803
Income before taxes	6,449	7,369	14,698	14,100
Provision for federal income taxes	2,272	2,288	4,799	4,075
Net income	$4,177	$5,081	$9,899	$10,025
Net Income per Common Share
Basic	$0.29	$0.36	$0.70	$0.70
Diluted	0.29	0.35	0.68	0.70
Cash Dividends per Common Share	0.07	—	0.14	—
Average Common and Common Equivalent Shares Outstanding
Basic	14,112	14,184	14,140	14,172
Diluted	14,373	14,387	14,412	14,366

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(Unaudited)

	Three months ended									Six months ended
	June 30, 2015			March 31, 2015			June 30, 2014			June 30, 2015			June 30, 2014
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Investment securities:
Taxable	$738,552	$4,362	2.36%	$813,682	$5,345	2.63%	$858,174	$5,018	2.34%	$775,909	$9,707	2.50%	$867,161	$10,064	2.32%
Tax-exempt	39,692	370	3.73	39,690	370	3.73	30,941	293	3.79	39,691	740	3.73	30,934	586	3.79
Total securities	778,244	4,732	2.43	853,372	5,715	2.68	889,115	5,311	2.39	815,600	10,447	2.56	898,095	10,650	2.37
Total loans	2,048,652	23,171	4.49	2,021,214	22,724	4.51	1,830,846	21,222	4.60	2,035,009	45,895	4.50	1,803,564	41,756	4.62
Total interest-earning assets	2,826,896	$27,903	3.92%	2,874,586	$28,439	3.96%	2,719,961	$26,533	3.88%	2,850,609	$56,342	3.94%	2,701,659	$52,406	3.87%
Allowance for loan losses	(25,920)			(25,406)			(24,533)			(25,665)			(24,154)
Other noninterest earning assets	158,235			155,070			138,188			156,662			137,138
Total assets	$2,959,211			$3,004,250			$2,833,616			$2,981,606			$2,814,643
Liabilities and Stockholders' Equity
Interest-bearing deposits:
Regular savings	$543,196	$372	0.27%	$533,365	$363	0.28%	$464,780	$319	0.28%	$538,308	$736	0.28%	$462,564	$654	0.29%
Interest checking and money market	1,019,471	667	0.26	1,030,095	677	0.27	950,215	642	0.27	1,024,753	1,344	0.26	967,239	1,300	0.27
Time deposits	132,235	365	1.11	128,671	355	1.12	124,209	318	1.03	130,463	720	1.11	125,325	647	1.04
Public time and other noncore deposits	178,360	156	0.35	176,377	152	0.35	152,421	122	0.32	177,374	307	0.35	151,382	234	0.31
Total interest-bearing deposits	1,873,262	1,560	0.33	1,868,508	1,547	0.34	1,691,625	1,401	0.33	1,870,898	3,107	0.33	1,706,510	2,835	0.34
Short-term borrowings	238,083	195	0.32	315,913	239	0.30	387,611	278	0.28	276,783	434	0.31	372,168	509	0.27
Long-term debt	25,000	83	1.32	21,111	70	1.32	15,800	307	7.77	23,066	153	1.32	15,800	614	7.77
Total interest-bearing liabilities	2,136,345	$1,838	0.34%	2,205,532	$1,856	0.34%	2,095,036	$1,986	0.38%	2,170,747	$3,694	0.34%	2,094,478	$3,958	0.38%
Demand deposits (noninterest-bearing)	532,252			509,140			476,605			520,760			461,452
Other liabilities	20,903			20,434			16,325			20,670			16,786
Total liabilities	2,689,500			2,735,106			2,587,966			2,712,177			2,572,716
Stockholders' equity	269,711			269,144			245,650			269,429			241,927
Total liabilities and stockholders' equity	$2,959,211			$3,004,250			$2,833,616			$2,981,606			$2,814,643

Net interest income and margin on a tax-equivalent basis		$26,065	3.66%		$26,583	3.70%		$24,547	3.59%		$52,648	3.68%		$48,448	3.58%
Tax-exempt adjustment		496			522			552			1,018			1,118
Net interest income and margin		$25,569	3.59%		$26,061	3.63%		$23,995	3.50%		$51,630	3.61%		$47,330	3.49%

Securities include securities available for sale, securities held to maturity and restricted investments in bank stock. Securities available for sale are carried at amortized cost for purposes of calculating the average rate received on taxable securities. Yields on tax-exempt securities and loans are computed on a tax-equivalent basis, assuming a 35% tax rate.

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
(dollars in thousands)	2015	2014	2015	2014	2014

Balance at beginning of period	$25,755	$23,934	$24,998	$23,110	$23,110
Provisions charged to operating expenses	2,600	1,100	4,100	2,000	6,750
	28,355	25,034	29,098	25,110	29,860
Recoveries of loans previously charged-off:
Commercial and industrial	53	244	107	1,249	1,468
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3	43	3	286	325
Commercial construction and land development	—	111	2	211	546
Commercial real estate	10	101	17	174	203
Residential	1	20	2	20	20
Consumer	15	16	27	39	248
Total recoveries	82	535	158	1,979	2,810
Loans charged-off:
Commercial and industrial	(1,646)	(501)	(1,925)	(855)	(1,754)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(65)	(171)	(118)	(196)	(775)
Commercial construction and land development	—	(527)	—	(539)	(1,293)
Commercial real estate	(238)	—	(695)	(716)	(1,105)
Residential	(69)	(19)	(83)	(302)	(1,466)
Consumer	(548)	(80)	(564)	(210)	(1,279)
Total charged-off	(2,566)	(1,298)	(3,385)	(2,818)	(7,672)
Net charge-offs	(2,484)	(763)	(3,227)	(839)	(4,862)
Balance at end of period	$25,871	$24,271	$25,871	$24,271	$24,998
Net charge-offs (annualized) as a percentage of average loans outstanding	0.49%	0.17%	0.32%	0.09%	0.26%
Allowance for loan losses as a percentage of period-end loans	1.25%	1.31%	1.25%	1.31%	1.25%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2015 and for the preceding four quarters (dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$11,985	$12,375	$11,634	$7,974	$4,291
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	7,720	6,210	7,416	6,954	6,401
Commercial construction and land development	3,226	3,241	3,228	3,254	9,028
Commercial real estate	6,384	6,362	5,824	6,407	5,793
Residential	5,336	4,971	4,987	6,157	6,341
Consumer	1,177	1,573	1,877	2,421	2,479
Total nonaccrual loans	35,828	34,732	34,966	33,167	34,333
Loans past due 90 days or more and still accruing	—	—	445	8	2,335
Total nonperforming loans	35,828	34,732	35,411	33,175	36,668
Foreclosed assets	5,981	7,937	7,681	7,162	4,020
Total nonperforming assets	$41,809	$42,669	$43,092	$40,337	$40,688

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$15,667	$16,272	$15,030	$12,495	$17,748
Accruing TDRs	10,653	10,627	10,712	10,791	11,309
Total TDRs	$26,320	$26,899	$25,742	$23,286	$29,057

Nonperforming loans to total loans	1.73%	1.73%	1.77%	1.73%	1.98%

Nonperforming assets to total assets	1.39%	1.43%	1.44%	1.36%	1.42%

Nonperforming loan coverage	72%	74%	71%	74%	66%

Allowance for loan losses as a percentage of total period-end loans	1.25%	1.29%	1.25%	1.28%	1.31%

Nonperforming assets / capital plus allowance for loan losses	14%	14%	15%	15%	15%